SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act OF 1934

Date of Report: July 9, 2003

(Date of earliest event reported)

CHEROKEE INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6835 Valjean Avenue

Van Nuys, California 91406

(Address of Principal Executive Offices, including Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Item 5.

Cherokee Inc. announced that Mossimo Inc. has appealed the June 17 Arbitration Award and Judgment that was entered in Cherokee’s favor by the Los Angeles Superior Court to the Court of Appeal for the 2nd District of California.

On June 17, 2003, the Los Angeles Superior Court confirmed the full Arbitration Award including finder’s fees withheld under the finder’s agreement, interest at the legal rate on monies previously withheld, and Cherokee’s full attorney’s costs. It also reaffirmed the validity of the original finder’s agreement between Cherokee Inc. and Mossimo Inc., further ordering that Cherokee is entitled to receive from Mossimo 15% of all monies received by Mossimo from Target Stores pursuant to Mossimo’s licensing agreement with Target Stores dated March 28, 2000 and from any future extensions.

In conjunction with the appeal, Mossimo posted financial security satisfactory to the Court, a cash deposit in lieu of a bond, in an amount one and one half times the value of the Judgment. The appeal is expected to take six to twelve months. Interest, now accruing at over $5,000 per week, will continue to accrue at the statutory rate during the appeal.

ITEM 7.    Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 8, 2003

ITEM 9.    Registration FD Disclosure.

On July 8, 2003, Cherokee Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Date: July 9, 2003	By:	/s/ KYLE B. WESCOAT
Name: Kyle B. Wescoat
Title: Chief Financial Officer